EXHIBIT 99.1

LTX-Credence Announces Third Quarter Results

MILPITAS, Calif., June 3, 2009 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its 2009 third fiscal quarter ended April 30, 2009.

Sales for the quarter were $24,667,000. Net loss for the quarter was $(27,819,000), or $(0.22) per share on a GAAP basis. Excluding the net impact of special items totaling $1,043,000, and amortization of purchased intangibles of $4,446,000, the net loss for the quarter was $(22,330,000), or $(0.18) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "We believe our third quarter revenues reflect the low point in this business cycle. While we are now seeing some bright spots in the wireless, power management, and consumer digital segments, most semiconductor manufacturers do not have a clear picture of the sustainability of their business beyond the current quarter. As a result, the overall business environment remains cautious. We have essentially completed the integration of LTX and Credence well ahead of schedule and with significantly greater synergies than originally expected. With the integration efforts largely complete, we are focused on growing sales and developing the right products to increase market share."

Fourth Quarter Fiscal 2009 Outlook

For the quarter ending July 31, 2009, revenue is expected to be in the range of $31 million to $34 million, a sequential increase of approximately 26% to 38% from the third fiscal quarter. The non-GAAP net loss is expected to be in the range of $(0.10) to $(0.08) per share, assuming 127.5 million shares outstanding. The non-GAAP net loss guidance does not include amortization of purchased intangibles of $4.4 million or one-time charges.

The Company will conduct a conference call today, June 3, 2009, at 4:30 PM EDT to discuss this release. The conference call will be simulcast via the LTX-Credence web site (www.ltx-credence.com). Audio replays of the call can be heard through July 2, 2009 via telephone by dialing 888-286-8010, pass code 14037832 or by visiting our web site at www.ltx-credence.com.

Information About Non-GAAP Measures

Due to the merger and the current economic conditions, LTX-Credence will supplement its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended April 30, 2009 excludes the net impact of merger-related and other charges, and amortization of purchased intangibles. Management finds the non-GAAP information to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information would be useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's third fiscal quarter and the merger between LTX Corporation and Credence Systems Corporation completed on August 29, 2008, including the financial guidance on revenue, net loss and loss per share, improvement of the business model, reduction of break-even, the status of merger integration activities, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to successfully integrate LTX's and Credence's operations and employees; current weak worldwide economic conditions; the ability to realize anticipated synergies and cost savings; the risk of fluctuations in sales and operating results; risks related to the timely development of new products, options and software applications and the other factors described in LTX's Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and Credence's Annual Report on Form 10-K for the fiscal year ended November 3, 2007 and LTX-Credence's most recent Quarterly Report on Form 10-Q each filed with the SEC. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

Formed by the 2008 merger of LTX Corporation and Credence Systems Corporation, LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltx-credence.com.

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

                      LTX-CREDENCE CORPORATION

                     CONSOLIDATED BALANCE SHEETS
                           (In thousands)

                                               April 30,     July 31,
                                                 2009          2008
                                              -----------  -----------
 ASSETS                                       (unaudited)
 Current assets:
  Cash and cash equivalents                    $ 106,675    $  51,052
  Marketable securities                           14,358       20,410
  Accounts receivable - trade, net                18,783       24,160
  Accounts receivable - other, net                   477        1,245
  Inventories                                     38,062       22,505
  Prepaid expenses and other current assets       22,622        2,750
                                              -----------  -----------
   Total current assets                          200,977      122,122

 Property and equipment, net                      41,651       27,213
 Intangible assets, net                           26,845           --
 Goodwill                                         43,891       14,368
 Other assets                                      3,716        6,024
                                              -----------  -----------
   Total assets                                $ 317,080    $ 169,727
                                              ===========  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt            $  54,025    $   5,700
  Accounts payable                                16,010       14,058
  Other accrued expenses                          52,108       14,081
  Deferred revenues and customer advances          7,843        1,777
                                              -----------  -----------

   Total current liabilities                     129,986       35,616
                                              -----------  -----------

 Long-term debt, net of current portion           42,425       12,200
 Other long-term liabilities                      31,219        4,631
 Stockholders' equity                            113,450      117,280
                                              -----------  -----------

   Total liabilities and stockholders' equity  $ 317,080    $ 169,727
                                              ===========  ===========

                       LTX-CREDENCE CORPORATION

                CONSOLIDATED STATEMENTS OF OPERATIONS

            (In thousands, except earnings per share data)

                              Three Months           Nine Months
                                  Ended                 Ended
                                April 30,             April 30,
                          --------------------  ---------------------
                            2009       2008        2009       2008
                          ---------  ---------  ----------  ---------

 Net sales                $ 24,667   $ 39,320   $ 102,201   $ 99,976

 Cost of sales              17,674     18,903      67,754     50,276

 Inventory-related
  provision                     --         --      19,311         --
                          ---------  ---------  ----------  ---------

  Gross profit               6,993     20,417      15,136     49,700

 Engineering and product
  development expenses      16,556     11,794      58,729     34,776

 Selling, general and
  administrative expenses   11,120      6,611      40,502     20,044

 Impairment of property
  and equipment and
  consignments                  --         --       5,799         --

 Amortization of
  purchased intangible
  assets                     4,446         --      11,856         --

 Acquired in-process
  research and development      --         --       6,200         --

 Restructuring               3,315         --      21,845         --
                          ---------  ---------  ----------  ---------

  (Loss) income from
   operations              (28,444)     2,012    (129,795)    (5,120)

 Other income (expense),
  net                          822        194       2,915        745
                          ---------  ---------  ----------  ---------

  (Loss) income before
   provision (benefit)
   for income taxes        (27,622)     2,206    (126,880)    (4,375)

 Provision (benefit) for
  income taxes                 197         34         835     (3,145)
                          ---------  ---------  ----------  ---------

 Net (loss) income        $(27,819)  $  2,172   $(127,715)  $ (1,230)
                          =========  =========  ==========  =========

 Net (loss) income per
  share:

 Basic                    $  (0.22)  $   0.03   $   (1.06)  $  (0.02)

 Diluted                  $  (0.22)  $   0.03   $   (1.06)  $  (0.02)

 Weighted average shares
  outstanding:

 Basic                     127,189     62,678     120,322     62,552

 Diluted                   127,189     62,773     120,322     62,552

                        LTX-CREDENCE CORPORATION

          RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
               (In thousands, except per share amounts)

                   Three Months               Nine Months
                      Ended                      Ended
                    April 30,     Earnings     April 30,    Earnings
                      2009        Per Share      2009       Per Share
                   ------------ ------------ ------------ ------------

  GAAP net loss     $ (27,819)    $ (0.22)    $ (127,715)   $ (1.06)
   Inventory
    related
    provision              --          --         19,311       0.16
   Impairment of
    property and
    equipment and
    consignments           --          --          5,799       0.05
   Amortization
    of purchased
    intangible
    assets              4,446        0.03         11,856       0.10
   Acquired
    in-process
    research and
    development            --          --          6,200       0.05
   Restructuring        3,315        0.03         21,845       0.18
   Other income -
    recovery of
    previously
    written-off
    accounts
    receivable         (2,272)       0.02         (2,272)     (0.02)

                   ------------ ------------ ------------ ------------
  Non-GAAP net
   loss             $ (22,330)    $ (0.18)    $  (64,976)   $ (0.54)
                   ============ ============ ============ ============

CONTACT:  LTX-Credence Corporation
          Mark Gallenberger
          781.467.5417
          mark_gallenberger@ltx-credence.com